pennsylvania
DEPARTMENT OF ENVIRONMENTAL PROTECTION
Southcentral Regional Office

AUG . 1 2012

CERTIFIED MAIL NO. 7009 1680 0000 4243 6659

Jeremy Rowland
Bion PA 1, LLC
1035 South Gaylord Street
Denver, CO 80209

Re: Concentrated Animal Feeding Operation
Kreider Dairy Farm / Bion BNR System
WQM Permit No. 3609201-1
APS ID No. 696465
Authorization ID No. 934602
Penn Township, Lancaster County

Dear Mr. Rowland:

Your amended Water Quality Management (WQM) Permit is enclosed. WQM Permit No. 3609201, issued on August 11, 2010, has been amended to establish specific monitoring requirements associated with the verification of nutrient credits at the Kreider Dairy Farm using the enhanced two-stage biological nutrient reduction (BNR) system. The amendment also eliminates conditions relating to the experimental nature of the project, as DEP believes you have demonstrated that the technology will achieve the objective of generating credits.

Your WQM Permit will expire on July 31, 2017. If you wish to continue using the BNR system after the expiration date, you should submit an application to renew your WQM permit at least 180 days prior to the expiration date.

This permit does not modify the terms and conditions of DEP's April 2, 2010 Nutrient Credit Generation Certification; however, the monitoring requirements in the permit are specific to the generation of credits through the BNR system. Any other proposal for generating credits, including the combustion of solids or a demonstration of the Nitrogen bioavailability of the effluent, may require an amendment to the WQM Permit and, if necessary, DEP's Certification.

Please note that the permit requires the use of DEP's electronic Discharge Monitoring Report (eDMR) system to report Total Nitrogen mass load data on a quarterly basis. More information on the eDMR system is available at www.dep.state.pa.us/edmr. Within 30 days following permit issuance, please submit the necessary paperwork to register for the eDMR system.

Any person aggrieved by this action may appeal, pursuant to Section 4 of the Environmental Hearing Board Act, 35 P.S. Section 7514, and the Administrative Agency Law, 2 Pa.C.S. Chapter 5A, to the Environmental Hearing Board, Second Floor, Rachel Carson State Office Building, 400 Market Street, P.O. Box 8457, Harrisburg, PA 17105-8457, 717.787.3483. TDD users may contact the Board through the Pennsylvania Relay Service, 800.654.5984. Appeals

must be filed with the Environmental Hearing Board within 30 days of receipt of written notice of this action unless the appropriate statute provides a different time period. Copies of the appeal form and the Board's rules of practice and procedure may be obtained from the Board. The appeal form and the Board's rules of practice and procedure are also available in braille or on audiotape from the Secretary to the Board at 717.787.3483. This paragraph does not, in and of itself, create any right of appeal beyond that permitted by applicable statutes and decisional law.

IF YOU WANT TO CHALLENGE THIS ACTION, YOUR APPEAL MUST REACH THE BOARD WITHIN 30 DAYS. YOU DO NOT NEED A LAWYER TO FILE AN APPEAL WITH THE BOARD.

IMPORTANT LEGAL RIGHTS ARE AT STAKE, HOWEVER, SO YOU SHOULD SHOW THIS DOCUMENT TO A LAWYER AT ONCE. IF YOU CANNOT AFFORD A LAWYER, YOU MAY QUALIFY FOR FREE PRO BONO REPRESENTATION. CALL THE SECRETARY TO THE BOARD (717.787.3483) FOR MORE INFORMATION.

If you have any questions, please call James Miller of the Permits Section at 717.705.4826.

Sincerely,

Edward Corriveau, P.E.
Acting Program Manager
Clean Water Program

Enclosures

cc: Lancaster County Conservation District
Hugh Archer, Mavickar Environmental Consultants
Ron Kreider, Kreider Dairy Farm

3800-PM-WSFR0015 1/2011
Permit

pennsylvania
DEPARTMENT OF ENVIRONMENTAL PROTECTION

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF ENVIRONMENTAL PROTECTION
BUREAU OF POINT AND NON-POINT SOURCE MANAGEMENT

WATER QUALITY MANAGEMENT PERMIT

PERMIT NO. 3609201
AMENDMENT NO. 1
APS ID. 696465
AUTH. ID. 797696

A. PERMITTEE (Name and Address): CLIENT ID#: 273953
Bion PA 1, LLC
1035 South Gaylord Street
Denver, CO 80209

B. PROJECT/FACILITY (Name):
Bion Nutrient Reduction System
Kreider Dairy Farm

C. LOCATION (Municipality, County): SITE ID#: 534615
Penn Township, Lancaster County

D. This amendment approves the operation of manure storage and treatment facilities as follows:

WQM Permit No. 3609201, as issued on August 11, 2010, is hereby amended to establish monitoring requirements for the treatment of manure using Bion's enhanced two-stage biological nutrient reduction (BNR) system in order to verify the generation of Total Nitrogen credits under DEP's Nutrient Trading Program pursuant to 25 Pa. Code § 96.8. This permit applies to the BNR process as installed and operational within Kreider Dairy Farm's existing 1.2 million-gallon circular concrete manure storage structure. This amendment also eliminates the experimental provisions of WQM Permit No. 3609201.

Pump Stations:	Manure Storage:	Manure Treatment Facility:		
Pump Stations: ____				
Design Capacity: ____ GPM	Volume: ____ MG	Annual Average Flow:	0.02	MGD
	Freeboard: ______ inches	Design Hydraulic Capacity:	N/A	MGD
		Design Organic Capacity:	N/A	lb/day

E. APPROVAL GRANTED BY THIS PERMIT IS SUBJECT TO THE FOLLOWING:

1. All operations and procedures shall be in accordance with the Water Quality Management Permit Amendment application dated March 1, 2012 and supporting documents entitled, "Dairy Manure Two-Stage Bioreactor Demonstration Report" dated February 2012 and "Nutrient Credit Verification Plan" dated June 2012, which are hereby made a part of this amendment, subject to the requirements herein.

   Except for any herein approved modifications, all terms, conditions, supporting documentation and addendums approved under Water Quality Management Permit No. 3609201 dated August 11, 2010 shall remain in effect.

2. Permit Conditions Relating to Manure Storage are attached and made part of this permit.
3. Special Conditions are attached and made part of this permit.
4. This permit will expire on July 31, 2017. An application to renew permit coverage must be received at least 180 days prior to the expiration date if use of the BNR system will continue after the expiration date.

F. THE AUTHORITY GRANTED BY THIS PERMIT IS SUBJECT TO THE FOLLOWING FURTHER QUALIFICATIONS:

1. If there is a conflict between the application or its supporting documents and amendments and the attached conditions, the attached conditions shall apply.
2. Failure to comply with the rules and regulations of DEP or with the terms or conditions of this permit shall void the authority given to the permittee by the issuance of this permit.
3. This permit is issued pursuant to the Clean Streams Law Act of June 22, 1937, P.L. 1987, as amended 35 P.S. §691.1 *et seq.* Issuance of this permit shall not relieve the permittee of any responsibility under any other law.

PERMIT AMENDMENT ISSUED:

AUG 1 2012

BY: [signature]
TITLE:

Edward Corriveau, P.E., Acting
Clean Water Program Manager
Southcentral Regional Office

pennsylvania
DEPARTMENT OF ENVIRONMENTAL PROTECTION

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF ENVIRONMENTAL PROTECTION
BUREAU OF POINT AND NON-POINT SOURCE MANAGEMENT

PERMIT CONDITIONS RELATING TO MANURE STORAGE

For use in Water Quality Management Permits

(Check boxes that apply)

General

☒ 1. The Department of Environmental Protection (DEP) considers the registered Professional Engineer whose seal is affixed to the design documents to be fully responsible for the adequacy of all aspects of the facility design.

☐ 2. This permit does not supersede any relevant conditions of any prior Water Quality Management permits, decrees or orders issued to the permittee. When a prior permit, decree or order conflicts with a term of this permit, this permit shall govern.

☒ 3. This permit and all of its conditions apply to the permittee's successors, lessees, heirs and assigns, and any other person in responsible managerial charge of the manure storage facilities.

☒ 4. This permit may not be transferred to another person, unless approved by the Department.

☐ 5. The permittee is responsible for obtaining and complying with the proper authorization or permits for any outfall, stream crossing, or other change to natural stream channels associated with installation and operation of this manure storage facility.

☐ 6. This permit will expire two years from the date of issue, unless the Department has specifically granted an extension, or construction of the permitted work has begun.

☐ 7. If the operation is a new or expanded CAFO, an NPDES CAFO permit must be obtained and facility construction must be completed before bringing in or adding animals at the location and beginning the actual operation that results in production or increased production of manure.

Construction

☐ 8. An Erosion and Sediment Control (E&S) Plan as required under the Department's Chapter 102 regulations must be developed prior to construction and implemented during and after construction of the permitted manure storage facility. The Department or county conservation district may require that the Plan be submitted for review and approval to ensure compliance with Chapter 102. These E&S plans are conditions of this permit and incorporated by reference.

If the proposed earth disturbance involves five acres or more, or it involves between one and five acres of land disturbance with a point source discharge to surface waters, the permittee shall comply with a general or individual NPDES permit for Stormwater Discharges Associated With Construction Activities. An individual NPDES Permit for Stormwater Discharges Associated with Construction Activities issued by the Department is required for any earth disturbance activities in waters designated as Special Protection in 25 Pa. Code Chapter 93.

The permittee is responsible for meeting any local regulations pertaining to earth disturbance, in addition to complying with the conditions of this permit. Contact your local County Conservation District office for additional information.

☐ 9. The manure storage facility shall be constructed under the supervision of a Pennsylvania Registered Professional Engineer in accordance with the approved plans and specifications under this permit. Any deviation from the approved plans and specifications requires Department review and approval before implementation.

☐ 10. Upon completion, the construction of the facility shall be certified by a Pennsylvania Registered Professional Engineer (using form, "Post Construction Certification Manure Storage Facility", 3800-PM-WSFR0179b) to be in accordance with the approved WQM permit application and design plans and specifications. A form entitled "Certification of New Manure Storage Facility Construction" is enclosed for this purpose. At least 15 days prior to bringing animals (or additional animals) onto the operation, the permittee must submit the certification to the Department. Within 30 days of the certification, if requested by the Department, the permittee must also submit "as-built" drawings, photographs, and a description of any Department-approved deviations from the application and design plans and specifications.

Operation and Maintenance

☒ 11. The permittee shall obtain as-built drawings that document the actual construction of the manure storage facility, including any changes from the originally approved plans. The permittee shall also obtain a facility operation and maintenance (O&M) plan for the facility. These documents must be kept up to date onsite and, if requested, shall be filed with the Department.

☒ 12. In the event of an accident or other incident that leads to a pollutant discharge or a danger of one from the manure storage facility, the permittee shall immediately notify the Department. The permittee shall also take immediate steps to minimize the environmental impact and eliminate the cause of the discharge. Non-compliance with any standard or requirement of this permit must also be reported to the Department.

☒ 13. The permittee shall implement the O&M plan for the facility and shall otherwise prevent discharges from the facility up to and including the appropriate design storm (100-year, 24-hour storm for new or expanded CAFOs that commenced operations after April 13, 2003, for a manure storage facility that contains manure from swine, poultry or veal calves; 25-year, 24-hour storm for all others). The permittee shall conduct periodic inspections needed to assess the structural stability and available capacity of the facility, and shall monitor the leak detection system on a regular basis. DEP recommends weekly inspections as well as reviews following measurable precipitation events.

☒ 14. In accordance with the operation's nutrient management plan, only those liquids or semi-solids that are provided for in the design volume shall be stored in the facility for which this permit is issued. These liquids or semi-solids are limited to: animal manure, animal bedding, waste feed, barnyard runoff, milking center wash water, flush water, silage leachate, the net precipitation over the longest planned storage period, urine, reproductive wastes and chemical and organic wastes used for animal health and directly discharged via urine, manure or wash water.

☒ 15. Facilities that are neither CAOs nor CAFOs must have an emergency action plan that describes actions that will be taken in the event of a manure spill. CAOs may meet this requirement with the development and implementation of the Contingency Plan for manure spills required with their Nutrient Management Plan (NMP). CAFOs may meet this requirement with the development and implementation of a Preparedness, Prevention and Contingency (PPC) Plan required by the NPDES CAFO permit.

☒ 16. A full reinspection of the manure storage facilities must be conducted and a certification issued by a Pennsylvania Registered Professional Engineer every five years to assure the structural stability and integrity of the facility. For CAFOs, the certification must be submitted to the Department at the time of the NPDES renewal application.

☒ 17. If major changes are proposed to the manure storage in the future, the permittee must obtain DEP approval through an amendment to the permit. Major changes include adding capacity or affecting the structural stability of the facility. Minor changes may be approved by DEP without amending the permit. Routine maintenance activities may be carried out without notifying DEP.

☒ 18. When the permitted facility is expected to cease operations, the permittee shall promptly submit a Facility Closure Plan that is consistent with PA Technical Guide Standards pertaining to Closure of Waste Impoundments.

pennsylvania
DEPARTMENT OF ENVIRONMENTAL PROTECTION

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF ENVIRONMENTAL PROTECTION
BUREAU OF POINT AND NON-POINT SOURCE MANAGEMENT

SPECIAL PERMIT CONDITIONS

I. MONITORING AND VERIFICATION OF NUTRIENT CREDITS

A. The permittee shall conduct the monitoring activities identified below in order to demonstrate the generation of Total Nitrogen credits pursuant to 25 Pa. Code § 96.8 and DEP's April 2, 2010 Nutrient Credit Generation Certification for the two-stage enhanced biological nutrient reduction system ("BNR system") installed on the Kreider Dairy Farm in Penn Township, Lancaster County.

1. The permittee shall monitor the influent flow of manure to the BNR system at the wet well following the screw press on a continuous basis. This location is identified as Internal Monitoring Point 101 ("Monitoring Location D" in the Nutrient Credit Verification Plan). The average daily influent flow shall be reported on the "Nutrient Generation Reporting Form," attached to this permit.

2. The permittee shall collect 7-day composite samples of the influent flow of manure at Internal Monitoring Point 101 to provide results that are representative of a calendar week period. The samples shall be collected by withdrawing at least 10 mL of influent for each 1,000 gallons transferred to the BNR system. Following the collection of each 24-hour composite sample that will comprise the 7-day composite sample, the permittee shall preserve the sample with sulfuric acid to reduce sample pH to less than 2.0 S.U., in accordance with EPA Methods 351.2 and 353.2. The seven 24-hour composites shall be combined for laboratory analysis. Samples shall be stored at 4°C at all times. The samples shall be submitted to a PA-accredited laboratory for analysis of Total Nitrogen using EPA Methods 351.2 (Total Kjeldahl Nitrogen) and 353.2 (Nitrate-Nitrite as Nitrogen).

3. For the first 28 days of operation of the BNR system following issuance of this permit, the permittee shall also collect 24-hour composite samples of the influent flow of manure at Internal Monitoring Point 101 at a frequency of once per day as a demonstration project. The purpose of the demonstration project is to determine whether average weekly concentration results, as determined through daily 24-hour composite results, are comparable to the 7-day composite sample results. The results of the 7-day and daily composite samples shall be submitted to DEP's Southcentral Regional Office and Central Office.

4. The permittee shall monitor the effluent flow from the BNR system at the final effluent wet well, following all solids removal processes, on a continuous basis. This location is identified as Internal Monitoring Point 102 ("Monitoring Location H" in the Nutrient Credit Verification Plan). The average daily effluent flow shall be reported on the "Nutrient Generation Reporting Form."

5. The permittee shall collect 7-day composite samples of the effluent at Internal Monitoring Point 102 to provide results that are representative of a calendar week period. The samples shall be collected by withdrawing at least 10 mL of influent for each 1,000 gallons discharged from the BNR system. Following the collection of each 24-hour composite sample that will comprise the 7-day composite sample, the permittee shall preserve the sample with sulfuric acid to reduce sample pH to less than 2.0 S.U., in accordance with EPA Methods 351.2 and 353.2. The seven 24-hour composites shall be combined for laboratory analysis. Samples shall be stored at 4°C at all times. The samples shall be submitted to a PA-accredited laboratory for analysis of Total Nitrogen using EPA Methods 351.2 (Total Kjeldahl Nitrogen) and 353.2 (Nitrate-Nitrite as Nitrogen).

6. For each influent and effluent sample, the concentration of Total Nitrogen shall be determined by summing the concentrations of Total Kjeldahl Nitrogen (TKN) and Nitrate-Nitrite as Nitrogen using EPA Methods 351.2 and 353.2, respectively. The 7-day composite concentration results for each constituent of Total Nitrogen shall be reported on the "Nutrient Generation Reporting Form."

7. Where the concentration of one or more constituents of Total Nitrogen is reported as "non-detect," i.e., below the quantitation limit, the reported quantitation limit shall be used to determine the Total Nitrogen concentration of the sample, in accordance with DEP guidance (3800-BK-DEP3047).

B. Reporting

1. The permittee shall utilize DEP's electronic Discharge Monitoring Report (eDMR) system to report monitoring results obtained in accordance with paragraph I.A. Within 30 days of issuance of this permit, the permittee shall submit the registration forms and Trading Partner Agreement required to participate in the eDMR system, and shall begin using the eDMR system when notified by DEP to begin doing so.

2. The permittee shall submit eDMR reports to DEP on a quarterly basis to report the results of the following parameters: Total Quarterly Total Nitrogen Mass Load (lbs) for influent and effluent and Total Quarterly Net Total Nitrogen Mass Load (lbs), where Net Total Nitrogen Mass Load is the difference between mass loads calculated at Internal Monitoring Points 101 (influent) and 102 (effluent). The reporting periods shall be calendar quarters and the due dates for reports shall be January 28, April 28, July 28, and October 28.

3. The permittee shall report daily average influent and effluent flow and Total Nitrogen concentration data on a quarterly basis using the "Nutrient Generation Reporting Form" (or approved equivalent) as an attachment to the eDMR report. The influent and effluent Total Nitrogen Mass Load shall be calculated and reported using the following equation:

   Flow (in million gallons per day) on the day of sampling x Total Nitrogen concentration (in mg/L) x 8.34 (conversion factor)

4. If the permittee samples more frequently than the minimum required by this permit, the results of such sampling shall be reported to DEP.

5. By September 30 of each year, the permittee shall submit a Nutrient Credit Verification Report for the previous 12 months to DEP's Nutrient Trading Program if registration of generated credits is requested. The Report shall include all "Nutrient Generation Reporting Forms" completed during the annual period. The number of credits that may be verified is represented by the following formula:

   Annual Net Total Nitrogen Mass Load (lbs) x Edge of Segment Ratio x Delivery Ratio x Reserve Factor

   where Annual Net Total Nitrogen Mass Load is the difference between annual mass loads calculated at Internal Monitoring Points 101 (influent) and 102 (effluent).

C. All updates to Kreider Farms' Nutrient Management Plan under 25 Pa. Code Chapter 83 shall be submitted to DEP's Nutrient Trading Program at the time the submission is made to the County Conservation District.

D. Samples collected for Total Nitrogen analysis shall be analyzed by a laboratory in compliance with the laboratory accreditation requirements of Act 90 of 2002 (27 Pa. C.S. §§4101-4113) and 25 Pa. Code Chapter 252, relating to environmental laboratory accreditation.

E. Solids removed from the effluent following the BNR system but prior to Internal Monitoring Point 102 must be recycled to the head of the BNR system. In the event that changes to this process are anticipated, the permittee shall notify DEP so that the requirements of paragraph I.A. may be reevaluated.

F. In the event the BNR system is not operational for any period of time, the permittee may not claim the generation of credits for this period.

G. Nothing in this permit modifies the terms and conditions of DEP's April 2, 2010 Nutrient Credit Generation Certification.

H. In the event the permittee wishes to verify credits associated with the combustion of manure solids, the permittee shall submit an application to amend this permit so that requirements specific to that nutrient reduction activity may be established.

I. DEP may amend this permit to modify monitoring or other requirements where necessary to conform to conditions of DEP's Nutrient Credit Generation Certification under 25 Pa. Code § 96.8 or otherwise based on operational changes or performance.

II. OTHER REQUIREMENTS

A. Recording of Results

For each measurement or sample taken pursuant to the requirements of this permit, the permittee shall record the following information:

1. The exact place, date and time of sampling or measurements.
2. The person(s) who performed the sampling or measurements.
3. The date(s) the analyses were performed.
4. The person(s) who performed the analyses.
5. The analytical techniques or methods used; and the associated detection level.
6. The results of such analyses.

B. Incidents Causing or Threatening Pollution

1. Immediate Reporting - The permittee shall immediately report any incident causing or threatening pollution in accordance with the requirements of 25 Pa. Code Section 91.33.

   a. If, because of an accident, other activity or incident a toxic substance or another substance which would endanger users downstream from the discharge, or would otherwise result in pollution or create a danger of pollution or would damage property, the permittee shall immediately notify DEP by telephone of the location and nature of the danger. Oral notification to the Department is required as soon as possible, but no later than 4 hours after the permittee becomes aware of the incident causing or threatening pollution.

   b. If reasonably possible to do so, the permittee shall immediately notify downstream users of the waters of the Commonwealth to which the substance was discharged. Such notice shall include the location and nature of the danger.

   c. The permittee shall immediately take or cause to be taken steps necessary to prevent injury to property and downstream users of the waters from pollution or a danger of pollution and, in addition, within 15 days from the incident, shall remove the residual substances contained thereon or therein from the ground and from the affected waters of this Commonwealth to the extent required by applicable law.

2. The permittee shall report all instances of non-compliance not reported under paragraph II.B.1 on the Non-Compliance Reporting Form (3800-FM-BPNPSM0440).

pennsylvania
DEPARTMENT OF ENVIRONMENTAL PROTECTION

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF ENVIRONMENTAL PROTECTION
BUREAU OF POINT AND NON-POINT SOURCE MANAGEMENT

NUTRIENT GENERATION REPORTING FORM

Facility Name: Bion PA 1, LLC / Kreider Dairy Farm
Municipality: Penn Township County: Lancaster
Quarter: ______ Year: ______
Permit No.: 3609201-1

Date	Influent (IMP 101)					Effluent (IMP 102)					Net Mass Load (Influent – Effluent) (lbs)
	Flow (MGD)	TKN (mg/L)	NO_2+NO_3-N (mg/L)	Total N * (mg/L)	Total N ** (lbs)	Flow (MGD)	TKN (mg/L)	NO_2+NO_3-N (mg/L)	Total N (mg/L)	Total N (lbs)	

* Total N Concentration (mg/L) is the sum of TKN (mg/L) and NO2+NO3-N (mg/L)

** Total N Load (lbs) is determined by calculating Flow (MGD) x Total N (mg/L) x 8.34

I certify under penalty of law that this document was prepared under my direction or supervision in accordance with a system designed to assure that qualified personnel gather and evaluate the information submitted. Based on my inquiry of the person or persons who manage the system or those persons directly responsible for gathering the information, the information submitted is, to the best of my knowledge and belief, true, accurate and complete. I am aware that there are significant penalties for submitting false information, including the possibility of fine and imprisonment for knowing violations. See 18 Pa. C.S. § 4904 (relating to unsworn falsification).

Prepared By: ______________________
Title: ______________________

Signature: ______________________
Date: ______________________